ASSET PURCHASE AGREEMENT

This Agreement is made and entered into this 18th day of April 2005, by and between Gateway Venture Holdings Inc. a Nevada corporation ("Seller"), and Cal-Bay International (THE "Buyer") The parties hereto are collectively and individually referred to herein as the "Parties."
     RECITALS:

WHEREAS, Seller, who owns real-estate property known as Aspen Cove Resort wishes to sell to Buyer Aspen Cove Resort property. (Sometimes referred to hereinafter as "Business");

WHEREAS, Buyer desires to acquire Aspen Cove Resort from Seller and Seller desires to sell, transfer and assign same to Buyer;
;
WHEREAS, Gateway Venture Holdings Inc. is owner of Aspen Cove Resort

WHEREAS, Seller is not issuing a fairness opinion as to this transaction;

NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, the Parties, intending to be legally bound, agree as follows:

1. ASSETS TO BE CONVEYED. On the Closing Date and at the Closing Place, Seller will sell, assign, convey, transfer and deliver to Buyer, and Buyer will acquire, purchase and accept all of the following (hereinafter collectively referred to as the "Assets"), free and clear of all debts, liens, security interests, mortgages, trusts, claims, liabilities and encumbrances, except as specifically assumed by Buyer: All accounts payable and Receivables are the responsibility of the Buyer.
(a) All of the tangible personal property, physical assets and equipment used or intended to be used in the operation of the business, including but not limited to those assets set forth in Exhibit A attached hereto, except for those items of tangible personal property specifically identified as excluded assets on Exhibit A, together with any replacements thereof or additions thereto made between the date hereof and the Closing Date, less any retirements made in the ordinary and usual course of business in connection with the acquisition of similar property or assets of greater or equal value (hereinafter referred to as the "Personal Tangible Assets");
(b) All right, title and interest to any and all rights, licenses, permits, trademark names, websites, authorizations and other intangibles, to the extent lawfully transferable, which are used, useful or intended to be used in the operation of Business listed on Exhibit A Assets.
(c) All of Sellers cash or prepaid deposits, accounts receivable as all are listed on Exhibit B attached hereto ("Balance Sheet") (the supporting documentation shall be provided by Seller to Buyer under Exhibit B); Payables are the burden of Buyer and the Receivables belong to Buyer, and

2. EXCLUDED ASSETS, LIABILITIES AND CONTRACTS. Seller shall be solely responsible for, and there shall be no assumption of liability by Buyer of, any liabilities, obligations or commitments of Seller of any nature whatsoever except as agreed to by both parties after the due diligence process is completed. Without limiting the generality of the foregoing, Buyer shall not assume or be liable for any liability or obligation of Seller arising out of (i) any contract of employment, collective bargaining agreement, insurance, pension, retirement, deferred compensation, incentive bonus or profit sharing plan or trust; or (ii) any litigation, proceeding or claim of any person or entity relating to the business or operation of the Business prior to and through the Closing Date, whether or not such litigation, proceeding or claim is pending, threatened or asserted before, on or after the Closing Date.

3. PURCHASE PRICE. The purchase price for the Assets to be conveyed pursuant to this Agreement is as follows:
(a) The sum of Two Million Six Hundred Thousand Dollars ($2,600,000) minus current note of approximately $800,000 to an individual, engineering fees of $27,000 on the payables, Reduction of $200,000 for the pink sheet shell given to the Seller. Transfer,


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conveyance of restricted shares ("Shares") of Buyers preferred "B" non dilutable stock equivalent to balance owed appx $1.6M based on an agreed price of $0.05 per share. These shares will be restricted for a one- year period at which time Seller has the right to convert the shares and sell the stock.
(b) Shares will be Cal-Bay Class "B" Preferred shares with1-1 voting and conversion rights
(c) Sellers two principal Officers and Directors shall be appointed to the Board of Directors of Cal-Bay International, Inc.
(d) The note held by the individual on the Aspen Cove property shall be assumed or conveyed to Cal-Bay International, Inc at the time of closing.
(e) The liquor license shall remain in place and be transferred by mutual agreement upon acceptance by the necessary governing authority.
(f) Purchaser shall bring the note to individual to current status at the time of closing.
(g) Seller shall fully disclose to buyer any and all outstanding debts, taxes and other compensations prior to the closing.

4. ALLOCATION. It is agreed between the Parties hereto that the purchase price is being paid for the Assets in the amounts set forth in this agreement.

5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER. Seller represents, warrants and covenants to Buyer that:
(a) Organization and Standing. Seller on the Closing Date shall be a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and is authorized to do business and has all necessary power and authority to own, lease and operate the Assets and to operate the Business as now being conducted and as proposed to be conducted by Seller between the date hereof and the target Closing Date; April 30th, 2005 is the official closing date and signature of this agreement which consummates the entire agreement.
(b) Authorization. Seller has full right, power and authority to enter into and perform this Agreement and the transactions contemplated hereby. All necessary corporate action to approve the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby has been taken by Seller, and this Agreement constitutes a valid and binding agreement of Seller enforceable in accordance with its terms;
(c) Personal Property. All of the Personal Tangible Assets are listed and described in Exhibit A, attached hereto. Seller now has, or on the Closing Date shall have, good valid and marketable title to the Personal Tangible Assets listed and described in Exhibit A, free and clear of all mortgages, liens, charges, claims, pledges, security interests and encumbrances whatsoever, except as assumed by Buyer;
(d) Insurance. All of the Personal Tangible Assets are now, and will be through the Closing Date, insured by Seller, including but not limited to protection against fire, casualty, liability, vandalism, and burglary for the full replacement value thereof, and Seller maintains, and will maintain through the Closing Date, all policies currently in effect;
(e) Condition and Adequacy of Assets. Seller now owns and on the Closing Date will own and transfer to Buyer the Assets. The Personal Tangible Assets are now and on the Closing Date will be in good operating condition and repair, reasonable wear and tear from ordinary use accepted, and is now and on the Closing Date will be adequate and suitable for the purposes for which they are presently used and intended to be used.
(f) Litigation. No judgment is issued or outstanding against the Business. To the best of Seller's knowledge, except for matters affecting the Business generally or as set forth in Exhibit E, attached hereto, presently and as of the Closing Date there is no litigation, action, claim, special assessment, suit, fine, judgment, proceeding or investigation pending or outstanding before any arbitrator, forum, court or governmental body, department or agency of


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any kind, to which Seller or the Business is a party.  To the best of Seller's knowledge, no such litigation, action, claim, special assessment, suit, fine, proceeding or investigation is now or on the Closing Date shall be threatened, which might result in any material adverse change in the business, prospects or financial conditions of the Business.
(g) Contracts. With respect to the Business, except for contracts listed on Exhibit B, Seller has no existing contract, agreement, lease, commitment or understanding, written or oral, expressed or implied, not terminable upon thirty
(30) days' notice or less without penalty or premium The contracts, leases and agreements listed in Exhibit B, attached hereto, are now and on the Closing Date shall be in full force and effect and unimpaired by any act of Seller, its employees or agents, and Seller will not modify in any significant respect any such contracts, leases and agreements without Buyer's written consent, which will not be unreasonably withheld or delayed. Seller shall indemnify, defend and hold Buyer harmless against all claims, directly or indirectly, obligations, liabilities, actions, or causes of action, including Buyer's reasonable attorneys' fees and costs, arising out of Seller's contracts not listed in Exhibit B, attached hereto. Seller is now and on the Closing Date shall be in compliance in all material respects with the terms and conditions of all of the Business's contracts, and shall not be in default hereunder; and there is no claim of such breach or default known to Seller.
(h) Absence of Restrictions. The execution, delivery and performance of this Agreement and the transaction contemplated hereby by Seller do not and on the Closing Date will not: (i) require the consent of any third party, except the contracts being assumed by Buyer; (ii) violate any material provision of law applicable to Seller or conflict with, result in the termination or breach of any term, condition of provision of, or constitute a default under, the Articles of Incorporation or by-laws of Seller, or of any contract, lease, agreement or other instrument or condition to which Seller is a party or to which the Assets are subject, or result in the creation of any lien, charge, claim, pledge, security interest or encumbrance on any of the Assets; or (iii) cause or result in the advancement or acceleration of maturity of any liability of the Seller or the alteration or modification to the detriment of Buyer of the terms, conditions or provisions of any contract, lease agreement or other instrument or condition by which Seller is bound or to which any of the Assets are subject;
(i) Disclosure. Seller has made full disclosure of all material events and facts pertaining to the operation of the Business, of which it has knowledge, including but not limited to any material events and facts pertaining to the operation and business of the Business about which Buyer has requested information. No covenant, representation or warranty by Seller and no written statement, certificate or exhibit furnished or to be furnished by Seller pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statement contained therein not misleading and to provide Buyer with complete and accurate information as to the Business. Moreover, Seller has withheld no material facts of any kind, which might affect the licenses, leases and agreements or any other assets to be acquired.

6. BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants to Seller that:
(a) Organization and Standing. Buyer is now and on the Closing Date will be a corporation, validly existing and in good standing under the laws of the State of Nevada;
(b) Authorization. All necessary action to approve the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby has been taken by Buyer, and this Agreement constitutes a valid and binding agreement of Buyer enforceable in accordance with its terms;
(c) Absence of Restrictions. No unwaived contract, agreement or other instrument or condition exists or on the Closing Date will exist which restricts, limits or in any manner materially adversely affects any aspect of this Agreement or the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the transactions contemplated hereby by Buyer do not, and will not at Closing Date, conflict with or result in the termination or breach of any terms, condition or provisions of, or constitute a default under the certificate of incorporation, or any contract, lease agreement or other instrument or condition by which Buyer is bound; and


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(d)     Litigation.  There is no litigation, proceeding or governmental investigation pending and no other judicial or administrative proceedings which would materially adversely affect Buyer's power, authority or ability to enter into this Agreement and to carry out the transactions contemplated hereby, nor any circumstances which might give rise to such proceedings.

7. CONDITION PRECEDENT TO BUYER'S OBLIGATIONS. The obligation of Buyer to consummate the transactions contemplated hereby is, at Buyer's option, subject to the fulfillment prior to and at the Closing Date of each of the following conditions:
(a) Representations and Warranties. The representations and warranties of Seller contained in this Agreement or in any statement, exhibit or other document delivered pursuant to this Agreement or in connection with the transaction contemplated hereby shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made at and as of such time;
(b) Performance. Seller shall have in all material respects performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to and on the Closing Date;
(c) No Adverse Change. Between the date hereof and the Closing Date, there shall not have been any material adverse change in the Assets or the operations or financial position of the Business (excluding loss of personnel and advertising sales for air time on the Business), which would include the fact that there has not been any action in contemplation of, or which would constitute the basis for, the institution of an insolvency proceeding of any character;
(d) Actions. No action, suit or proceeding before any court or any governmental body or authority pertaining to the transactions contemplated by this Agreement or its consummation shall have been instituted or threatened on or before the Closing Date; and
(e)     Documentation.  All of the requirements of Paragraph 12 have been met.

8. CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS. The obligation of Seller to consummate the transactions contemplated hereby is subject to the fulfillment prior to and on the Closing Date of each of the following conditions:
(a) Representations and Warranties. The representations and warranties of Buyer contained in this Agreement or in any statement, certificate, exhibit or other document delivered pursuant to this Agreement or in connection with the transaction contemplated hereby shall be true and correct in all material respects at and as of the Closing Date as though such representation and warranties were made at and as of such time;
(b) Performance. Buyer shall have in all material respects performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to and at the Closing Date;
(c) Actions. No action, suit or proceeding before any court or any governmental body or authority which relates to Buyer's qualifications and which would be materially adverse to Seller under this Agreement and the consummation of this Agreement shall have been instituted or threatened on or before the Closing Date; and

9. SELLER'S PERFORMANCE AT CLOSING. On the Closing Date at the Closing Place, Seller shall execute and deliver or cause to be delivered to Buyer, in form and substance reasonably satisfactory to Buyer and its counsel:
(a) A Bill of Sale conveying to Buyer all of the Personal Tangible Assets to be acquired by Buyer hereunder;
(b) An assignment assigning to Buyer the contracts, leases and agreements to be assigned to Buyer hereunder, together with necessary consents thereto and the original copies of said contracts, agreements, leases and consents;
(c) A certificate of an officer of Seller stating that: (i) all representations, warranties and covenants of Seller as set forth in this Agreement and in the other instruments delivered by Seller are true and correct as of the Closing Date; or (ii) Seller has, in all material respects, performed and complied with all covenants, agreements and conditions required by this Agreement to be


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performed or complied with by Seller at or prior to the Closing Date;
(d)    Copies of the files and records referred to in Paragraph 1(e) hereof; and
(e) Such other assignments, bills of sale or instruments of conveyance, certificates of officers and other documents as reasonably may be requested by Buyer to consummate this Agreement and the transactions contemplated thereby.

10. BUYER'S PERFORMANCE AT CLOSING. On the Closing Date at the Closing Place, Buyer shall execute and deliver or cause to be delivered to Seller, in form and substance reasonably satisfactory to Seller:
(a)     The purchase price as set forth in Paragraph 3
(b) Seller too as reasonably may request such other documents consummate this Agreement and the transactions contemplated hereby.

11. SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Seller contained in this Agreement shall survive the Closing Date. The representations and warranties of Buyer shall not survive the Closing Date. In no event will Buyer have any liability for compensation payments, benefits, accrued vacation obligations or any other obligations of Seller to its employees with respect to any period ending on or prior to the Closing Date, whether or not any of such employees shall be retained by Buyer.

12. FINDERS, CONSULTANTS AND BROKERS. The Parties hereto hereby represent and warrant to one another that there are no brokers or finders involved in this transaction.

13.     RESTRICTIVE COVENANTS.
(a) Post-Closing Confidentiality. The Seller acknowledges intent to fully and effectively convey to the Buyer all proprietary rights, including the Intellectual Property Rights of Business, to be transferred to the Buyer pursuant hereto. Accordingly, the Seller shall at all times keep confidential and shall not disclose to others any proprietary rights, including the Intellectual Property Rights, and shall not use or permit to be used any proprietary rights or any Intellectual Property Rights for any purpose other than the performance of obligations to the Buyer.
(b) Non-Diversion. Seller shall not take advantage of, or attempt to take advantage of, any actual or potential business or opportunities of Seller of which Seller becomes aware as the result of its affiliation with the Business or its relationship with the Buyer and which relate specifically to the business or any part thereof.
(c) Non-Recruitment. Seller shall not hire away, or cause any other person to hire away, any employee of or consultant to the Buyer (including, without limitation, persons employed or engaged by the Buyer before the date of this Agreement, or directly or indirectly entice or solicit or seek to include or influence any of such employees or consultants to leave their employment or engagement with the Seller, without the prior written consent of the Seller, which may be withheld in the sole discretion of the Buyer.
(d) Remedies. The covenants contained in this Paragraph 16 impose a reasonable restraint on the Seller in light of the activities and business of the Buyer and future plans.
(e) Severability and Modification of Any Unenforceable Covenant. Each of the Restrictive Covenants will be read and interpreted with every reasonable inference given to its enforceability. However, if any term, provision or condition of the Restrictive Covenants is held by a court or arbitrator to be invalid, void or unenforceable, the remainder of the provisions thereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If a court or arbitrator should determine any of the Restrictive Covenants are unenforceable because of over breadth, then the court or arbitrator shall modify such covenant so as to make it enforceable to the fullest extent the court or arbitrator deems reasonable and enforceable under the prevailing circumstances.

14. NOTICES. Any notice or other communication hereunder must be given in writing and either (a) delivered in person, (b) transmitted by telex, Telefax or telecopy mechanism, provided that any notice so given is also mailed as provided in clause (c), or (c) mailed, postage prepaid, receipt requested, to the addresses set forth below or to such other address or to such other


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persons as either party shall have last designated by such notice to the other party. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number and an appropriate answer back is received, (ii) if given by mail, three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when actually received at such address.

If to Seller:
Gateway Venture Holdings, Inc.
3220 Pepper Lane
Las Vegas, NV 89120

If to Buyer:
Cal-Bay International
2111 Palomar Airport Road, Ste 320
Carlsbad, CA 92009


or any such other addresses as the Parties may from time to time designate in writing.

15. CONFIDENTIALITY. The Parties agree to use their best efforts to keep confidential any and all information furnished to either of them by a party in the course of the negotiations and the business, technical and legal reviews, except such information as may be available to the public or to the other party from another source not under an obligation of confidentiality. In this regard, the Parties agree to execute and be bound by such written confidentiality agreements as shall be reasonably requested by either party.

16. OTHER DOCUMENTS. The Parties shall execute and deliver on a timely basis all such further and additional documents as shall be convenient, necessary or desirable to the implementation and consummations of this Agreement.
12. Waiver. No waiver by a party of any provision of this Agreement shall be considered a waiver of any other provision or any subsequent breach of the same or any other provision, including the time for performance of any such provision. The exercise by a party of any remedy provided in this Agreement or at law shall not prevent the exercise by that party of any other remedy provided in this Agreement or at law.

17. BUSINESS'S EMPLOYEES. Buyer shall have the right, but not the obligation, to retain any and all employees of the Seller.

18. EXHIBITS. All exhibits attached to this Agreement shall be deemed part of this Agreement and incorporated herein, where applicable, as if fully set forth therein.

19. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada.

20. ENTIRE AGREEMENT. This Agreement, including the attached exhibits and agreements, shall constitute the full and entire understanding of the Parties with respect to the subject matter hereof, and any prior agreement or understanding concerning the same is hereby terminated and canceled in its entirety and is of no further force and effect.

21. ATTORNEYS' FEES FOR ACTIONS UNDER THIS AGREEMENT. If any suit, action or proceeding is commenced by either party to this Agreement against the other to obtain any relief by reason of any alleged breach of the representations, warranties, indemnities or covenants contained in this Agreement, or to enforce any of the provisions of this Agreement, or to determine either or both of the Parties' rights, duties or obligations hereunder, the prevailing party shall be entitled to recover reasonable attorneys' fees and all costs and expenses relating to such suits, actions or proceedings.


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22     CLOSING DATE AND LOCATION.  The Closing Date shall occur on April 15th,
2005. The location of the Closing (the "Closing Place") shall be at Seller's office, unless mutually agreed otherwise. In the event terms are not agreed to by both parties on this date the agreement will be null and void.

23. BINDING EFFECT. This Agreement is binding upon and shall inure to the benefit of the Parties hereto, their respective insurers, agents, administrators, employees, representatives, partners, officers, directors, shareholders, affiliates, joint ventures, attorneys, assigns, heirs and successors in interest.

24. WARRANTY OF SIGNATORIES. Each of the persons signing this Agreement on behalf of an entity warrants and represents that he has the right, power, legal capacity and authority to execute this Agreement on behalf of such entity, without the concurrence or approval of any other person, any entity or any Court, and to thereby bind such entity to this Agreement.

25. HEADINGS. The headings of the paragraphs of this Agreement are inserted as a matter of convenience and for reference purposes only and in no respect define, limit or describe the scope of this Agreement or the intent of any paragraph hereof.

26. ASSIGNABILITY. This Agreement cannot be assigned without approval from the non-requesting party, and which consent shall not be unreasonably withheld or delayed.

27. COUNTERPARTS. This Agreement may be signed in any number of counterparts with the same effect as if the signature on each such counterpart were on the same instrument. Each fully executed set of counterparts shall be deemed to be an original, and all of the signed counterparts together shall be deemed to be one and the same instrument.



IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on August 18th, 2002. This agreement is final and binding and supercedes all previous agreements.


"SELLER"


                                        Date:
---------------------------------             -----------------------
By:     Rick Bailey - President / CEO


"BUYER"


                                        Date:
---------------------------------             -----------------------
By:     Roger Pawson-President / CEO


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